NEWS RELEASE
July 31, 2014
CONTACT:  Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

DXP ENTERPRISES ANNOUNCES 2014 SECOND QUARTER RESULTS

Houston, TX, -- July 31, 2014 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announces results for its second quarter ended June 30, 2014.  The following are results for the three months ended June 30, 2014 compared to the three months ended June 30, 2013.  A reconciliation of the Non-GAAP Financial Measures is at the end of this press release.

DXP Enterprises 2014 second quarter financial highlights:

•
Sales were $381.6 million for the second quarter of 2014, compared to $307.9 million for the second quarter of 2013, an increase of 23.9%.  Organic sales increased $13.1 million or 4.2%, and acquisitions positively impacted sales by $60.6 million.

•	Gross profit was $111.0 million, or 29.1% of sales, for the second quarter of 2014, compared to $91.5 million, or 29.7% of sales, for the second quarter of 2013.

•	Selling, general & administrative (SG&A) expenses were $82.6 million, or 21.7% of sales, for the second quarter of 2014, compared to $68.3 million, or 22.2% of sales, for the second quarter of 2013.

•
Operating income was $28.4 million for the current quarter, compared to $23.3 million for the second quarter of 2013.  Operating profit as a percentage of sales was 7.4% and 7.6% in 2014 and 2013, respectively.

•	Net income of $15.5 million for the current quarter was up 13.0% compared to $13.7 million, for the second quarter of 2013.

•
Earnings per diluted share for the second quarter of 2014 were $1.00 per share, based on 15.5 million diluted shares, compared to $0.90 per share in the second quarter of 2013, based on 15.3 million diluted shares.

David R. Little, Chairman and Chief Executive Officer remarked, “Reviewing our second quarter results, we are pleased with the progress we have made since our first quarter but believe we still have plenty of work ahead of us.  We experienced 23.9% sales growth year over year and saw improvement in both Natpro and B27.  We continue to feel that the overall economy is only going to provide modest growth but DXP remains committed to executing strategies that will take market share, improve operating performance and provide returns to shareholders.  During the second quarter, we had strong organic growth within Supply Chain Services, organic sales were essentially flat within our Innovative Pumping Solutions and we had a modest increase within Service Centers.  As we focus on the second half of 2014, we are excited about the opportunities to grow in excess of the market and improve our operations while continuing to focus on understanding, serving and meeting our customer’s needs.”

Mac McConnell, Chief Financial Officer added, "We are pleased to report sequential and year over year organic sales and earnings growth.  While we experienced growth, our cash flow and leverage was impacted by project related contracts within Innovative Pumping Solutions, the purchase of MT&S and seasonality in Canada.  Our leverage ratio under our credit facility at June 30, 2014 was 3.1:1.  During the second half of the year, we look forward to improving our cash flow generation and continuing the progress from the first quarter."

We will host a conference call regarding 2014 second quarter results on the Company’s website (www.dxpe.com) on Thursday, July 31, 2014 at 4:00 P.M. Central time.  Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.  The online archived replay will be available immediately after the conference call at www.dxpe.com and at www.viavid.net.

NEWS RELEASE
July 31, 2014
CONTACT:  Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

DXP Enterprises 2014 second quarter business segment results:

•	Service Centers revenue was up 14.2% year over year with a 10.2% operating income margin. Organic revenue was up 3.7% year over year.

•	Innovative Pumping Solutions revenue was up 71% year over year with a 17.4% operating income margin. Organic revenue was down 0.3% year over year.

•	Supply Chain Services revenue was up 13.8% year over year with a 8.5% operating margin.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Mexico.  DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven, creating competitive advantages for our customers.  DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services.  For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company.  These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes.  For more information, review the Company’s filings with the Securities and Exchange Commission.

NEWS RELEASE
July 31, 2014
CONTACT:  Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

DXP ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(in thousands, except per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Sales	$ 381,603	$ 307,942	$ 730,107	$ 598,039
Cost of sales	270,557	216,427	517,354	417,417
Gross profit	111,046	91,515	212,753	180,622
Selling, general and administrative expense	82,647	68,250	162,193	134,653
Operating income	28,399	23,265	50,560	45,969
Other expense (income)	141	21	(9)	22
Interest expense	3,176	1,689	6,573	3,316
Income before income taxes	25,082	21,555	43,996	42,631
Provision for income taxes	9,543	7,806	16,839	15,650
Net income	$ 15,539	$ 13,749	$ 27,157	$ 26,981

Diluted earnings per share	$ 1.00	$ 0.90	$ 1.75	$ 1.77
Weighted average common shares and common equivalent shares outstanding	15,548	15,291	15,556	15,264

NEWS RELEASE
July 31, 2014
CONTACT:  Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

SEGMENT DATA (in thousands)
	Three Months Ended June 30,				Six Months Ended June 30,
	Service Centers	IPS	SCS	Total	Service Centers	IPS	SCS	Total
2014
Sales	$ 248,839	$ 90,575	$ 42,189	$ 381,603	$ 480,063	$ 170,456	$ 79,588	$ 730,107
Operating income for reportable segments	$ 25,486	$ 15,800	$ 3,579	$ 44,865	$ 49,111	$ 25,350	$ 6,703	$ 81,964

2013
Sales	$ 217,925	$ 52,954	$ 37,063	$ 307,942	$ 428,023	$ 94,477	$ 75,539	$ 598,039
Operating income for reportable segments	$ 23,376	$ 8,090	$ 3,160	$ 34,626	$ 48,420	$ 15,208	$ 6,347	$ 69,975

Unaudited Reconciliation of Non-GAAP Financial Information

The following table is a reconciliation of EBITDA**, a non-GAAP financial measure, to income before income taxes, calculated and reported in accordance with U.S. GAAP (in thousands)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Income before income taxes	$ 25,082	$ 21,555	$ 43,996	$ 42,631
Plus interest expense	3,176	1,689	6,573	3,316
Plus depreciation and amortization	7,746	5,602	15,300	10,492
EBITDA*	$ 36,004	$ 28,846	$ 65,869	$ 56,439
*EBITDA - earnings before interest, taxes, depreciation and amortization